As filed with the Securities and Exchange Commission on August 15, 2022

Registration No. 333-238729

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3
TO
FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AGREE REALTY CORPORATION

AGREE LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Maryland (Agree Realty Corporation) Delaware (Agree Limited Partnership)	38-3148187 38-3170055
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

70 East Long Lake Road
Bloomfield Hills, MI 48304
(248) 737-4190

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joel Agree
President and Chief Executive Officer
Agree Realty Corporation
70 East Long Lake Road
Bloomfield Hills, MI 48304
(248) 737-4190
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy To:
Donald J. Kunz, Esq.
Emily J. Johns, Esq.
Honigman LLP
2290 First National Building
660 Woodward Avenue
Detroit, MI 48226-3506
(313) 465-7454 (telephone)
(313) 465-7455 (facsimile)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Agree Realty Corporation:

Large accelerated filer	☒	Accelerated Filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

Agree Limited Partnership:

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.

Agree Realty Corporation	☐
Agree Limited Partnership	☐

TABLE OF ADDITIONAL CO-REGISTRANTS

Exact Name of Co-Registrant as Specified in Its Charter	Primary Standard Industrial Classification Number	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
Safari Properties II, LLC	6798	Delaware	88-0620490
Lunacorp, LLC	6798	Delaware	47-2908669

The address, including zip code, of each Co-Registrant’s principal executive offices is 70 East Long Lake Road Bloomfield Hills, MI 48304, and the telephone number of each Co-Registrant’s executive office is (248) 737-4190.

The address, including zip code, of the agent for service for each of the Co-Registrants is Joel Agree, President and Chief Executive Officer of Agree Realty Corporation, 70 East Long Lake Road, Bloomfield Hills, MI 48304, and the telephone number of each Co-Registrant’s agent for service is (313) 465-7454.

EXPLANATORY NOTE

This Post-Effective Amendment No. 3 to the Registration Statement on Form S-3 (Registration No. 333-238729), as amended by Post-Effective Amendment No. 1 filed with the Securities and Exchange Commission on August 12, 2020 and Post-Effective Amendment No. 2 filed with the Securities and Exchange Commission on May 5, 2021 (as so amended, the “Registration Statement”), of Agree Realty Corporation (the “Company”), Agree Limited Partnership (the “Operating Partnership”) and its co-registrants, is being filed for the purpose of adding Safari Properties II, LLC and Lunacorp, LLC (collectively, the “Delaware LLC Registrants”) as co-registrants that are, or may potentially be, guarantors of some or all of the debt securities with respect to which offers and sales are registered under the Registration Statement. No changes or additions are being made hereby to the base prospectus that already forms a part of the Registration Statement. Accordingly, such base prospectus is being omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item. 14. Other Expenses of Issuance and Distribution.

The following table sets forth all expenses in connection with the distribution of the securities being registered. All amounts shown below are estimates:

Securities and Exchange Commission registration fee	$	*
Accountants’ fees and expenses	$	**
Legal fees and expenses	$	**
Printing expenses	$	**
Miscellaneous	$	**
Total	$	**

*	Deferred pursuant to Rule 456(b) and Rule 457(r).
**	These fees are based on the number and size of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Set forth below is a description of certain provisions of the organizational documents for each registrant, as applicable, and a description of the applicable state law for each registrant, respectively.

Insofar as the foregoing provisions permit indemnification of directors, executive officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and it’s therefore unenforceable.

Agree Realty Corporation

The Maryland General Corporation Law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

The charter of the Company (the “Charter”) contains such a provision that eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law. These limitations of liability do not apply to liabilities arising under the federal securities laws and do not generally affect the availability of equitable remedies such as injunctive relief or rescission.

The Company’s officers and directors are and will be indemnified under Maryland law and the Charter and Bylaws against certain liabilities. The Charter and bylaws of the Company (the “Bylaws”) require it to indemnify its directors and officers to the fullest extent permitted from time to time by the laws of the State of Maryland.

Maryland law requires a corporation (unless its charter provides otherwise, which the Charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis of that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by him or her on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

The Company maintains liability insurance for each director and officer for certain losses arising from claims or charges made against them while acting in their capacities as the Company’s directors or officers.

Agree Limited Partnership

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever, subject to such standards and restrictions set forth in the partnership agreement.

The limited partnership agreement of the Operating Partnership provides that the Company, its directors and officers and any other persons that the Company may designate are indemnified to the fullest extent permitted by applicable law, but that the Operating Partnership shall not indemnify any indemnitee (i) if the act or omission of the indemnitee was material to the matter giving rise to the proceeding and either was committed (or omitted) in bad faith or was the result of active and deliberate dishonesty; (ii) for any loss resulting from any transaction for which such indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, if the indemnitee had reasonable cause to believe that the act or omission was unlawful.

Delaware Limited Liability Companies

Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The operating agreements of the Delaware LLC Registrants provide no member of the limited liability company shall be liable, responsible or accountable in damages or otherwise to the limited liability company or any member for any act or omission performed or omitted in good faith pursuant to the authority granted by the operating agreement and in a manner reasonably believed by the member to be within the scope of the authority granted by the operating agreement, provided that such member was not guilty of fraud, bad faith or gross negligence. The operating agreements of the Delaware LLC Registrants further provide that the a Delaware LLC Registrant shall indemnify and save harmless any of its members, such members’ officers, directors, partners, agents, affiliates, subsidiaries and assigns against any and all losses, expenses, claims and demands sustained by reason of any acts or omissions or alleged acts or omissions as a member, including judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which the member is a party or threatened to be made a party to the fullest extent permitted by law.

Item 16. Exhibits.

The Exhibits to this registration statement are listed in the Exhibit Index and are incorporated by reference herein.

Item 17. Undertakings.

(a) The undersigned registrants hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference into the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)          That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)           Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)          Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x), for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)          That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii)         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or its securities provided by or on behalf of the undersigned registrants; and

(iv)         Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b)          The undersigned registrants hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the registrants’ annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference into the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)          The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Form of Underwriting Agreement

4.1	Articles of Incorporation of the Company, including all amendments and articles supplementary thereto (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013)

4.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on May 9, 2013)

4.3	Articles of Amendment of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 3, 2016)

4.4	Articles of Amendment of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 6, 2015)

4.5	Articles Supplementary of the Company, dated February 26, 2019 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on February 28, 2019)

4.6	First Amendment to Amended and Restated Bylaws of the Company, effective February 26, 2019 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on February 28, 2019)

4.7	Articles of Amendment of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on April 25, 2019)

4.8	Certificate of Limited Partnership of Agree Limited Partnership (previously filed as an exhibit to the Registration Statement)

4.9	First Amended and Restated Agreement of Limited Partnership of Agree Limited Partnership (incorporated by reference to Exhibit 10.3 to the Company’s Annual Report on Form 10-K filed on May 28, 2013)

4.10	Second Amendment to Amended and Restated Agreement of Limited Partnership of Agree Limited Partnership (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on May 3, 2013)

4.11	Amended and Restated Registration Rights Agreement, dated July 8, 1994 by and among the Company, Richard Agree, Edward Rosenberg and Joel Weiner (incorporated by reference to Exhibit 10.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1994)

4.12	Form of certificate representing shares of common stock (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-3 filed with the SEC on August 24, 2009)

4.13	Form of 4.32% Senior Guaranteed Note, Series 2018-A, due September 26, 2030 (incorporated by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018)

4.14	Form of 4.32% Senior Guaranteed Note, Series 2018-B, due September 26, 2030 (incorporated by reference to Exhibit 4.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018)

4.15*	Form of certificate representing shares of preferred stock

4.16*	Form of Deposit Agreement

4.17*	Form of Depositary Receipt

4.18*	Form of Warrant

4.19*	Form of Warrant Agreement and Warrant Certificate

4.20	Form of Indenture for Debt Securities of Agree Limited Partnership (previously filed as an exhibit to the Registration Statement)

4.21	Indenture, dated as of August 17, 2020, among the Agree Limited Partnership, Agree Realty Corporation and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on August 17, 2020).

4.22*	Form of Supplemental Indenture

4.23	Indenture Officer’s Certificate, dated as of August 17, 2020, among Agree Limited Partnership, Agree Realty Corporation and U.S. Bank National Association (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on August 17, 2020).

4.24*	Form of Debt Security

4.25	Form of Global Note for 2.900% Notes due 2030 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on August 17, 2020).

4.26	Form of Guarantee by and among Agree Limited Partnership, the Guarantors named therein and U.S. Bank National Association (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on August 17, 2020).

4.27	Indenture Officer’s Certificate, dated as of May 14, 2021, among Agree Limited Partnership, Agree Realty Corporation and U.S. Bank National Association (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on May 14, 2021).

4.28	Form of Global Note for 2.000% Notes due 2028 (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on May 14, 2021).

4.29	Form of 2028 Guarantee by and among Agree Limited Partnership, the Guarantors named therein and U.S. Bank National Association (incorporated by reference to Exhibit 4.5 to the Company’s Current Report on Form 8-K filed on May 14, 2021).

4.30	Form of Global Note for 2.600% Notes due 2033 (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed on May 14, 2021).

4.31	Form of 2033 Guarantee by and among Agree Limited Partnership, the Guarantors named therein and U.S. Bank National Association (incorporated by reference to Exhibit 4.6 to the Company’s Current Report on Form 8-K filed on May 14, 2021).

5.1	Opinion of Ballard Spahr LLP (previously filed as an exhibit to the Registration Statement)

5.2	Opinion of Honigman LLP

8.1	Opinion of Honigman LLP as to certain tax matters (previously filed as an exhibit to the Registration Statement)

22	Subsidiary Guarantors of Agree Realty Corporation

23.1	Consent of Grant Thornton LLP

23.2	Consent of Ballard Spahr LLP (included in Exhibit 5.1)

23.3	Consent of Honigman LLP (included in Exhibit 5.2 and Exhibit 8.1)

24.1	Power of Attorney for Agree Realty Corporation (previously filed as an exhibit to the Registration Statement)

24.2	Power of Attorney for Agree Limited Partnership (previously filed as an exhibit to the Registration Statement)

24.3	Power of Attorney for Subsidiary Guarantors (included on signature page)

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 (previously filed as an exhibit to the Registration Statement)

107.1	Filing Fee Table

*	To be filed by amendment of the Registration Statement or as an exhibit to a Current Report on Form 8-K and incorporated herein in connection with the offering of a particular class of securities.

AGREE REALTY CORPORATION SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on August 15, 2022.

AGREE REALTY CORPORATION

By:	/s/ JOEL N. AGREE
	Name:	Joel N. Agree
	Title:	President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Agree Realty Corporation, hereby severally constitute Joel N. Agree, Peter Coughenour and Danielle Spehar and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, any amendment to this Registration Statement, including post-effective amendments, and any subsequent registration statement filed pursuant to 462(b) under the Securities Act of 1933 and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the Registrant deems appropriate; and we hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities indicated on the date indicated.

Signature	Title	Date

*	Executive Chairman	August 15, 2022
Richard Agree

/s/ JOEL N. AGREE	President, Chief Executive Officer and Director	August 15, 2022
Joel N. Agree	(Principal Executive Officer)

/s/ PETER COUGHENOUR	Chief Financial Officer and Secretary	August 15, 2022
Peter Coughenour	(Principal Financial Officer)

/s/ STEPHEN BRESLIN	Chief Accounting Officer	August 15, 2022
Stephen Breslin	(Principal Accounting Officer)

/s/ KAREN DEARING	Director	August 15, 2022
Karen Dearing
/s/ MIKE HOLLMAN	Director	August 15, 2022
Mike Hollman
/s/ MICHAEL JUDLOWE	Director	August 15, 2022
Michael Judlowe
/s/ JOHN RAKOLTA	Director	August 15, 2022
John Rakolta

*	Director	August 15, 2022
Merrie S. Frankel

*	Director	August 15, 2022
Greg Lehmkuhl

*	Director	August 15, 2022
Jerome Rossi

*	The undersigned by signing his name hereto does sign and execute this registration statement on Form S-3 pursuant to the Powers of Attorney executed by the above-named directors and officers of the registrant.

/s/ Joel N. Agree
Name: Joel N. Agree
Title: Attorney-in-fact

AGREE LIMITED PARTNERSHIP SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on August 15, 2022.

AGREE LIMITED PARTNERSHIP

By: AGREE REALTY CORPORATION, its General Partner

By:	/s/ JOEL N. AGREE
	Name:	Joel N. Agree
	Title:	President and Chief Executive Officer

By:	/s/ PETER COUGHENOUR
	Name:	Peter Coughenour
	Title:	Secretary and Chief Financial Officer

By:	/s/ STEPHEN BRESLIN
	Name:	Stephen Breslin
	Title:	Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities indicated on the date indicated.

Signature	Title**	Date

*	Executive Chairman	August 15, 2022
Richard Agree

/s/ JOEL N. AGREE	President, Chief Executive Officer and Director	August 15, 2022
Joel N. Agree	(Principal Executive Officer)

/s/ PETER COUGHENOUR	Chief Financial Officer and Secretary	August 15, 2022
Peter Coughenour	(Principal Financial Officer)

*	Chief Accounting Officer	August 15, 2022
Stephen Breslin	(Principal Accounting Officer)

*	Director	August 15, 2022
Karen Dearing
*	Director	August 15, 2022
Mike Hollman
*	Director	August 15, 2022
Michael Judlowe

*	Director	August 15, 2022
John Rakolta

*	Director	August 15, 2022
Merrie S. Frankel

*	Director	August 15, 2022
Greg Lehmkuhl

*	Director	August 15, 2022
Jerome Rossi

*	The undersigned by signing his name hereto does sign and execute this registration statement on Form S-3 pursuant to the Powers of Attorney executed by the above-named directors and officers of the registrant.

**	With Agree Realty Corporation, the general partner of Agree Limited Partnership.

/s/ Joel N. Agree
Name: Joel N. Agree
Title: Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on August 15, 2022.

Safari Properties II, LLC
Lunacorp, LLC

By: AGREE LIMITED PARTNERSHIP, its Sole Member

By: AGREE REALTY CORPORATION, its General Partner

By:	/s/ JOEL N. AGREE
	Name:	Joel N. Agree
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities indicated on the date indicated.

Signature	Title**	Date

/s/ JOEL N. AGREE	President, Chief Executive Officer and Director	August 15, 2022
Joel N. Agree	(Principal Executive Officer)

/s/ PETER COUGHENOUR	Chief Financial Officer and Secretary	August 15, 2022
Peter Coughenour	(Principal Financial Officer)

/s/ STEPHEN BRESLIN	Chief Accounting Officer	August 15, 2022
Stephen Breslin	(Principal Accounting Officer)

**	With Agree Realty Corporation, in its capacity as the general partner of Agree Limited Partnership, in its capacity as the sole member of the named registrants listed above.